UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    October 19, 2010

Stoneridge, Inc.
(Exact name of registrant as specified in its charter)

Ohio	001-13337	34-1598949
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9400 East Market Street
Warren, Ohio		44484
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (330) 856-2443

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On October 19, 2010, Stoneridge, Inc. (the “Company”) completed its previously announced cash tender offer for its outstanding 11 ½% Senior Notes due 2012 (the “Notes”) and has accepted for purchase all of the $154,000 aggregate principal amount of the Notes tendered on or after October 4, 2010. Payment for the Notes purchased was made on October 19, 2010.  As announced on October 4, 2010, the Company earlier purchased $109,733,000 aggregate principal amount of the Notes pursuant to the tender offer.  Combined, the Company has purchased a total of $109,887,000 aggregate principal amount of the Notes pursuant to the tender offer.

The tender offer was made pursuant to the terms and conditions of the Offer to Purchase and Consent Solicitation Statement, dated as of September 20, 2010, and the related Letter of Transmittal and Consent. The tender offer expired at 11:59 p.m., New York City time, on October 18, 2010.

As previously announced, the Company will redeem for cash any and all of its outstanding 11 ½% Notes on November 4, 2010.

On October 19, 2010, the Company issued a press release announcing the acceptance of tenders subject to the terms and conditions of the tender offer.  The text of the press release is included in Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Stoneridge, Inc., dated October 19, 2010, entitled “Stoneridge Announces Completion of Cash Tender Offer.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.

Date: October 19, 2010	/s/ George E. Strickler
George E. Strickler, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

Exhibit Index

99.1	Press Release of Stoneridge, Inc., dated October 19, 2010, entitled “Stoneridge Announces Completion of Cash Tender Offer.”